Exhibit 99(a)

ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form and Letter of Transmittal is being delivered in connection with the Agreement and
Plan of Merger, dated October 12, 2004 (the “Merger Agreement”) between Lawrence Financial Holdings, Inc.
(“Lawrence”) and Oak Hill Financial, Inc. (“Oak Hill”) whereby Lawrence will merge with and into Oak Hill.

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY

Mailing Address:		By Hand:
Registrar and Transfer Company Attn: Corporate Actions 10 Commerce Drive Cranford, New Jersey 07016	To be effective, this Election Form and Letter of Transmittal must be received by the Exchange Agent no later than 5:00 p.m. EST on the Election Deadline (as defined below) together with the stock certificate(s) representing such shares of Lawrence common stock. Please read the instructions carefully before completing this form.	c/o The Depository Trust Co. Transfer Agent Drop 55 Water Street, 1st Floor New York, NY 10041-0099
For assistance: (800) 368-5948

DESCRIPTION OF CERTIFICATES SURRENDERED

Certificate(s) Enclosed (Attach List if necessary) (See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

☐	Check the box to the left if you have lost any of your stock certificates and complete the Affidavit For Lost Stock Certificates on the reverse side (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EST ON THE ELECTION DEADLINE

(See Instruction A(3))

☐	ALL STOCK ELECTION: Exchange all shares for stock (Oak Hill share valued at $23.75 (based upon the average of the last sales price of Oak Hill common stock for the 20 most recent full trading days ending at the close of trading four business days prior to the merger) per share of Lawrence common stock) plus cash in lieu of any fractional shares (“Stock Election”).

☐	ALL CASH ELECTION: Exchange all shares for cash ($23.75 per share) (“Cash Election”).

☐	COMBINATION STOCK/CASH ELECTION: Exchange shares of Lawrence common stock for Oak Hill common stock and the remainder in cash (“Combination Election”). (Please write in the blank the number of shares you would like to exchange for Oak Hill Common Stock.)

☐	NO ELECTION: No preference with respect to the receipt of either Oak Hill common stock or cash.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED NO ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.

     It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form and Letter of Transmittal. In particular, all elections are subject to the limitation that, on an aggregate basis, at least 50% of Lawrence common stock will be converted into Oak Hill common stock and no more than 50% of Lawrence common stock will be converted into cash. Oak Hill cannot, therefore, ensure that all Lawrence shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the Proxy Statement/Prospectus.

     The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of Lawrence common stock and that when accepted for exchange by Oak Hill will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of Lawrence together with accompanying evidence of transfer and authenticity, for certificates representing shares of Oak Hill or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

Please make sure that you complete the Substitute Form W-9 on the reverse side.

HOLDERS OF SHARES OF LAWRENCE COMMON STOCK MUST SIGN BELOW

PLEASE SIGN HERE:

Signature of Owner	Signature of Owner

Taxpayer Identification Number

The signature (or signatures, in the case of certificates owned by two or more holders) must appear exactly as the name(s) appears on the stock certificate(s). If holders improperly complete this section, such holders’ elections will not be effective and they will be designated as Non-Electing Shareholders. (See Instruction A(7)). If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or others acting in a representative or fiduciary capacity, set forth full title. See Instruction B(1). In case the Exchange Agent needs to contact you, please provide your daytime telephone number.

Area Code and Telephone Number

MEDALLION SIGNATURE GUARANTEE

Required only if Special Payment Instructions are provided.
(See Instruction 3)

The signature(s) should be guaranteed by an eligible financial institution or a member of a registered national securities exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

SPECIAL PAYMENT INSTRUCTIONS

(If applicable — See Instructions B(2) and B(3))

To be completed ONLY if certificates or cash payments are to be issued and mailed to OTHER than the registered holder(s). Stock must be properly assigned and signatures guaranteed. For additional payment instructions, please attach additional sheet.

Issue and mail certificates and/or cash payments to (please print):

Name:

Address:

(Zip Code)

Taxpayer Identification or Social Security Number of Recipient

SPECIAL MAILING INSTRUCTIONS

(If applicable – See Instruction B(4))

To be completed ONLY if certificates or cash payments are to be issued to the registered holder(s) but mailed to OTHER than the address of record as indicated above. For additional payment instructions, please attach additional sheet.

Mail certificates and/or cash payments to (please print):

Mail check(s) to:

Name:

Address:

(Zip Code)

PAYER’S NAME: OAK HILL FINANCIAL, INC. SUBSTITUTEPart 1 — TAXPAYER IDENTIFICATION NO. — FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. Form W-9FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR Social Security Number(s) Department of the Treasury SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER. IF YOU DO NOT HAVE A NUM- Internal Revenue ServiceOR BER, SEE “HOW TO OBTAIN A TIN” IN THE ENCLOSED GUIDELINES. Payer’s Request for TaxpayerNote: If the account is in more than one name, see the chart on the enclosed Identification NumberGuidelines to determine what number to enter.Employer Identification Number(s) (See Instruction B(8)) Part 2 — Certification — For Payees Exempt from Backup Withholding (see enclosed Please fill in your name and address below. Guidelines) — Under penalties of perjury, I certify that: (1) The number shown on the form is my correct Taxpayer Identification Number (or I am wait- Part 3 - Nameing for a number to be issued to me) and (2) I am not subject to backup withholding either because (a) I am exempt from backup withhold- ing, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to Awaiting TIN M Business name, if different from abovebackup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and Check appropriate box: (3) I am a U.S. person (including a U.S. resident alien). M33Individual/Sole proprietor M33Corporation Certificate Instructions — You must cross out item 2 above if you have been notified by the IRS that you are currently M33PartnershipM33Other subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandon ment of secured property, cancellation of debt, contributions to Address (number and street)and individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the enclosed Guidelines). City, State and Zip Code SIGNATURE DATE , 20

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION # 7 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

, 20
Signature	Date

INSTRUCTIONS

A. Special Conditions

1. Time in which to Make an Election. To be effective, a properly completed Election Form and Letter of Transmittal accompanied by the stock certificate(s) representing all of the holder’s shares of Lawrence common stock must be received by Registrar and Transfer Company, the Exchange Agent, not later than 5:00 p.m., EST on the date, as reasonably determined by Oak Hill, that is as close as possible to the third business day prior to the date on which the merger of Lawrence with and into Oak Hill occurs (“the Election Deadline”). Holders of Lawrence common stock whose Election Form and Letter of Transmittal and certificate(s) are not so received or who revoke their Election Form and Letter of Transmittal will be considered a Non-Electing Shareholder. See Instruction A(7) below. The method of delivery of all documents is at the option and risk of the Lawrence shareholder, but if sent by mail, registered mail, properly insured, with return receipt requested, is recommended.

2. Description of Certificates. Insert in the box at the top of the Election Form and Letter of Transmittal marked “Description of Certificates Surrendered” the certificate number(s) of the Lawrence common stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3. Election Options. In the box marked “Election Options,” indicate whether you would like to receive in exchange for your shares of Lawrence common stock, only shares of Oak Hill com-mon stock, only cash, a combination of Oak Hill common stock and cash or “No Election”. Mark only one selection in this box. The Merger Agreement limits the amount of cash and the amount of Oak Hill common stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “The Merger-Allocation Provisions,” and “The Merger-Election Procedures and Surrender of Lawrence Financial Stock Certificates” on pages    and    of the Prospectus/Proxy Statement.

4. Change or Revocation of Election. A holder of shares of Lawrence common stock who has made an election may at any time prior to the Election Deadline change such election by submitting to the Exchange Agent a revised Election Form and Letter of Transmittal, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5. Joint Forms of Election. Holders of shares of Lawrence common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g. “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form and Letter of Transmittal is submitted as a joint Election Form and Letter of Transmittal, each record holder of shares of Lawrence common stock covered hereby must properly sign this Election Form and Letter of Transmittal in accordance with Instruction B(1), attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a cer-tification that the persons submitting a joint Election Form and Letter of Transmittal are eligible to do so.

6. Forms of Election Nominees. Any record holder of shares of Lawrence common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of Lawrence common stock owned by such record holder. However, upon the request of Oak Hill such record holders will be required to certify to the satisfaction of Oak Hill that such record holder holds such shares of Lawrence common stock as nominee for the beneficial owners of such shares. Each ben-eficial owner for whom such an Election Form and Letter of Transmittal is so submitted will be treated as a separate shareholder of Lawrence for purposes of allocation Oak Hill common stock and cash payments to be issued upon consummation of the Merger.

7. Shares as to Which No Election is Made. Holders of shares of Lawrence common stock who mark the “No Election” box on this Election Form and Letter of Transmittal, or who fail to submit a properly completed Election Form and Letter of Transmittal together with certificate(s) representing their shares of Lawrence common stock by the Election Deadline, or who revoke their previously submitted Election Form and Letter of Transmittal and fail to submit a properly completed Election Form and Letter of Transmittal together with certificate(s) representing their shares of Lawrence common stock (“Non-Electing Shareholder”), shall have their shares of Lawrence common stock converted into the right to receive cash, shares of Oak Hill common stock, or a combination of cash and stock, subject to adjustment, for shares they own in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

B. General.

1. Signatures. The signature (or signatures, in this case of certificates owned by two or more joint holders of certificates for which a joint Election Form and Letter of Transmittal is submitted) on the Election Form and Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Lawrence common stock described on this Election Form and Letter of Transmittal have been assigned by the registered holder(s), in which event this Election Form and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s).

If this Election Form and Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropri-ate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form and Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.

If this Election Form and Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form and Letter of Transmittal. The certificate(s) may be surrendered by a firm acting as agent for the registered holder)s) if such firm is a member of a registered national securities exchange or of the NASD or is a commercial bank or trust company in the United States.

2. Special Payment Instructions. If checks or certificates representing Oak Hill common stock are to be payable to the order of or registered in other than exactly the name(s) that appear(s) on the certificate(s) representing shares of Lawrence common stock being submitted herewith, the certificate(s) submitted herewith must be endorsed, or accompanied by appropriate signed stock power(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form and Letter of Transmittal must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the securities transfer association, Inc. Please also check the appropriate box in “Special Payment Instructions” on the Election Form and Letter of Transmittal.

3. Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of Oak Hill common stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Lawrence common stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of Oak Hill common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4. Special Delivery Instructions. If checks or certificates representing shares of Oak Hill common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form and Letter of Transmittal.

5. Lost Certificate. If your certificate(s) representing shares of Lawrence common stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form and Letter of Transmittal indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $23.75 per share) and with any certificate(s) of Lawrence common stock in your possession (bond premium calculation: current market value x number of shares lost, stolen or destroyed x 1.5% = bond premium — example 100 shares of Lawrence x $23.75 MV x 1.5% = $35.63 bond premium (minimum $20.00)). If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800)368-5948 immediately.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

     The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

     In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Oak Hill, Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

     I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (minimum $20.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:

Co-Owner, if any:	Date:	, 20

The Election Form and Letter of Transmittal and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a “No Election”.

6. Determination of Questions. All questions with respect to this Election Form and Letter of Transmittal and Elections made by holders of shares of Lawrence common stock (including, without limitation, questions relating to the time limits or effectiveness or revocation of any Elections and questions relating to computations as to allocations) will be determined by Oak Hill and/or the Exchange Agent, whose determination shall be conclusive and binding. Oak Hill shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Oak Hill and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Lawrence common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Oak Hill nor the Exchange Agent is under any obligation to notify a holder of shares of Oak Hill common stock of any defect in an Election Form and Letter of Transmittal.

7. Substitute Form W-9. Each shareholder is required to provide the Exchange Agent with a correct Taxpayer Identification Number on a Substitute Form W-9 and to indicate that the shareholder is not subject to backup withholding, if applicable.

8. Questions and Request for Information. Questions and requests for information or assistance relating to this Election Form and Letter of Transmittal should be directed to Registrar and Transfer Company, Investor Relations, telephone (800) 368-5948. Additional copies of this Election Form and Letter of Transmittal may be obtained from the Exchange Agent. Their address is:

Registrar and Transfer Company
10 Commerce Drive • Cranford, New Jersey 07016
Attn: Corporate Actions